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                                                                    EXHIBIT 99.1


                       MILLENNIUM AND ABBOTT LABORATORIES
                  FORM STRATEGIC ALLIANCE IN METABOLIC DISEASE

       - COLLABORATION CREATES LEADING PROGRAM FOR GLOBAL DEVELOPMENT AND COMMERCIALIZATION OF MEDICAL SOLUTIONS FOR OBESITY AND DIABETES -


CAMBRIDGE, Mass., and ABBOTT PARK, Ill., March 12, 2001 -- Millennium Pharmaceuticals, Inc. (Nasdaq: MLNM) and Abbott Laboratories (NYSE: ABT) today announced that they have formed a unique and comprehensive strategic alliance covering joint discovery, development and commercialization of a full spectrum of both drugs and molecular diagnostics for the treatment and management of obesity and diabetes. In this exclusive collaboration, Millennium and Abbott will combine their existing genomics, drug discovery and development platforms for obesity and diabetes in order to build the industry's premier metabolic drug development program. The companies will also utilize the genomic and molecular discoveries of the joint research program for the development of diagnostic and pharmacogenomic products for metabolic disease. The companies have also agreed to a non-exclusive limited technology exchange and the co-development of additional technology tools.

The alliance links complementary competencies by paring Millennium's genomics platform and target discovery effort with Abbott's drug development, manufacturing, commercialization and diagnostic expertise. "The strength of the two companies together will enable the discovery and development of more medicines than either of us could bring forward alone," said Miles D. White, chairman and chief executive officer, Abbott Laboratories. "Abbott's goal for this alliance is to strengthen our position in the metabolic disease field through the expansion of our current corporate-wide franchises in diabetes and obesity which include diagnostics, nutritionals and newly acquired BASF pharmaceutical products."


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MILLENNIUM AND ABBOTT LABORATORIES FORM STRATEGIC ALLIANCE IN METABOLIC DISEASE

According to Jeffrey M. Leiden, M.D., Ph.D., executive vice president, pharmaceuticals and chief scientific officer, Abbott Laboratories, "This alliance will combine Millennium's superior disease biology and drug discovery leadership with Abbott's existing drug development and commercialization expertise to accelerate the discovery and development of promising drug candidates and shorten the time required to get new drugs to the market. Abbott and Millennium expect to deliver two drug candidates into the clinic by 2002, and two to three drug candidates per year thereafter."

"We are very pleased to enter into a collaboration with Abbott in metabolic disease research, an area of longstanding scientific strength for Millennium. Together we have the opportunity to leverage the synergy of our strengths in order to accelerate the development and commercialization of a pipeline of breakthrough therapeutic and predictive medicine products to treat obesity and diabetes," said Mark Levin, chief executive officer of Millennium. "This collaborative alliance with Abbott enables us to achieve our goal of forming a 50/50 alliance in metabolic disease. Abbott's combined strengths in therapeutics and diagnostics will allow us to continue to move closer to delivering on the promise of personalized medicine."

As part of the agreement, Abbott will purchase $250 million of Millennium common stock. A $50 million stock purchase will be made at closing and the remaining $200 million in purchases will be completed over the next two years. Both companies have committed to contributing their metabolic disease research pipelines exclusively to the new partnership with more than 35 projects in the alliance at the outset. Subject to certain limited exceptions, neither partner will conduct research, development or commercialization of products in the area of obesity and diabetes outside the collaboration. The two companies will also jointly pursue in-licensing of additional therapeutics in the metabolic disease field. Abbott will also incorporate into this relationship the targets and lead compounds developed in research collaborations with Karo-Bio and Metabolex, which are focused in development of novel treatments for type 2 diabetes.

THERAPEUTICS, DIAGNOSTICS AND PREDICTIVE MEDICINE
During the five-year collaboration, Millennium and Abbott will share equally in all phases of the therapeutic discovery, research, development and commercialization of products for metabolic disease. In addition, both companies will share costs related to the development of drug candidates already in their metabolic disease pipelines. The primary focus of this alliance will be small molecules, although the companies may also choose to develop proteins, antibodies, and antisense products. The initial research program will be jointly staffed by more than 225 scientists and plans call for expansion over the term of the agreement, making the Millennium-Abbott alliance one of the largest metabolic research programs in the industry. Millennium and Abbott will share profits worldwide as well as commercialization activities in the Unites States. Abbott will be responsible for commercialization in the rest of the world, Millennium having the right to co-promote in major European markets. Other financial terms of the agreement have not been disclosed.


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MILLENNIUM AND ABBOTT LABORATORIES FORM STRATEGIC ALLIANCE IN METABOLIC DISEASE

The genomic discoveries identified as part of the therapeutic program could have an equally important impact on the development of diagnostic products for use in obesity and diabetes. This agreement includes the development of pharmacogenomic and traditional diagnostic assays that are directly related to gene targets and drugs that emerge from the alliance. Abbott will sell these diagnostic tests to the research community and clinical laboratories, while both companies will promote these diagnostics to physicians and patients. These products would be instrumental in the development of predictive medicine programs, including the joint development and commercialization of pharmacogenomic products. The information gained from predictive medicine products can provide for a more individualized and comprehensive course of treatment for those patients suffering from metabolic diseases.

TECHNOLOGY TRANSFER AND PRODUCTIVITY
Under the agreement, Millennium and Abbott have agreed to a nonexclusive exchange of certain propriety genomic and drug discovery tools as well as the co-development of additional technologies. Abbott will transfer to Millennium certain drug discovery tools including their world leading proprietary SAR by NMR-TM- (Structure Activity Relationship by Nuclear Magnetic Resonance) technology and crystallography associated robotics. In exchange, Millennium will provide access to select components of bioinformatics software. The companies will also work jointly on predictive toxicology tools to improve research and development productivity and will equally share these costs.

METABOLIC DISEASE MARKET
More than $100 billion in health-related costs are associated with the morbid consequences of both obesity and type 2 diabetes in the United States. Obesity predisposes people to hypertension, stroke, heart disease, increased incidence of certain cancers, as well as diabetes. According to the World Health Organization, worldwide cases of diabetes are expected to grow from over 150 million today to 300 million by 2025. According to the American Diabetes Association, there are 15.7 million people who have diabetes, or 5.9 percent of the population, in the United States.

LEADERSHIP IN METABOLIC DISEASE
Probably more than any other company in the health care industry, Abbott is uniquely positioned with multi-faceted strength in metabolic diseases. Among Abbott's current products are MediSense-TM- glucose and ketone blood monitoring products, laboratory diagnostics, the Glucerna-TM- family of nutritionals and bedside and total patient management products for hospitals. Abbott Laboratories recently acquired the pharmaceutical business of BASF, including the global operations of Knoll, which provides Abbott with added critical mass in R&D and sales and marketing infrastructure. Though not part of this alliance, Abbott also acquired from BASF the obesity management drug, Meridia/Reductil-TM-, the hypothyroid treatment Synthroid-TM-, and other drug targets for metabolic diseases.


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MILLENNIUM AND ABBOTT LABORATORIES FORM STRATEGIC ALLIANCE IN METABOLIC DISEASE

Millennium's world-renowned obesity and diabetes research program has helped to fundamentally define multiple primary pathways relevant to body weight and glucose regulation. The metabolic disease program makes extensive use of Millennium's state-of-the-art genomics technology platform to identify genes that have potential interest in obesity and diabetes. These genes are then further evaluated in sophisticated disease-specific animal models to identify those targets that may be optimal intervention points for disease management. Millennium has identified key targets relating to satiety, fat absorption and energy metabolism, and has a significant patent estate in these areas. One of the approaches used in the research is the comprehensive identification and validation of G-protein-coupled receptors (GPCRs) expressed in regions of the hypothalamus, an area of the brain important in body weight regulation. Additionally, Millennium scientists make use of genomics technologies, such as transcriptional profiling, mouse models, and database mining, to uncover peripheral drug targets important to obesity. Millennium will use its comprehensive and proprietary understanding of the leptin receptor pathway to identify key leptin signaling molecules that may be superior therapeutic intervention points. The leptin receptor, discovered by Millennium in 1995, and its signaling pathway are considered to be the master regulatory pathway of body weight regulation.

Abbott Laboratories is a global, diversified health care company devoted to the discovery, development, manufacture and marketing of pharmaceutical, diagnostic, nutritional and hospital products. The company employs 70,000 people and markets its products in more than 130 countries. In 2000, the company's sales and net earnings were $13.7 billion and $2.8 billion, respectively, with diluted earnings per share of $1.78.

Millennium, a leading biopharmaceutical company, applies its comprehensive and integrated science and technology platform for the discovery and development of breakthrough therapeutic and predictive medicine products, with a goal of delivering personalized medicine. Through the industrialization of this gene-to-patient platform, Millennium is also striving to accelerate the process of drug discovery and development. Headquartered in Cambridge, Mass., Millennium currently employs more than 1,200 people.


PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 --
A CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

FOR ABBOTT: SOME STATEMENTS IN THIS NEWS RELEASE MAY BE FORWARD-LOOKING STATEMENTS FOR PURPOSES OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ABBOTT CAUTIONS THAT THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED IN THE FORWARD-LOOKING STATEMENTS. ECONOMIC, COMPETITIVE, GOVERNMENTAL, TECHNOLOGICAL AND OTHER FACTORS THAT MAY AFFECT ABBOTT'S OPERATIONS ARE DISCUSSED IN EXHIBIT 99.1 OF OUR 2000 FORM 10-K AND IN OUR PERIODIC REPORTS ON FORM 10-Q AND FORM 8-K, AND ARE INCORPORATED BY REFERENCE. ABBOTT UNDERTAKES NO OBLIGATION TO RELEASE PUBLICLY ANY REVISIONS TO FORWARD-LOOKING STATEMENTS AS THE RESULT OF SUBSEQUENT EVENTS OR DEVELOPMENTS.


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MILLENNIUM AND ABBOTT LABORATORIES FORM STRATEGIC ALLIANCE IN METABOLIC DISEASE

FOR MILLENNIUM: THIS PRESS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS," INCLUDING STATEMENTS ABOUT OUR GROWTH AND FUTURE OPERATING RESULTS, DISCOVERY AND DEVELOPMENT OF PRODUCTS, POTENTIAL ACQUISITIONS, STRATEGIC ALLIANCES AND INTELLECTUAL PROPERTY. VARIOUS RISKS MAY CAUSE MILLENNIUM'S ACTUAL RESULTS TO DIFFER MATERIALLY, INCLUDING: ADVERSE RESULTS IN OUR DRUG DISCOVERY AND CLINICAL DEVELOPMENT PROCESSES; FAILURE TO OBTAIN PATENT PROTECTION FOR OUR DISCOVERIES; COMMERCIAL LIMITATIONS IMPOSED BY PATENTS OWNED OR CONTROLLED BY THIRD PARTIES; OUR DEPENDENCE UPON STRATEGIC ALLIANCE PARTNERS TO DEVELOP AND COMMERCIALIZE PRODUCTS AND SERVICES BASED ON OUR WORK; DIFFICULTIES OR DELAYS IN OBTAINING REGULATORY APPROVALS TO MARKET PRODUCTS AND SERVICES RESULTING FROM OUR DEVELOPMENT EFFORTS; AND THE REQUIREMENT FOR SUBSTANTIAL FUNDING TO CONDUCT
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FURTHER LIST AND DESCRIPTION OF THE RISKS AND UNCERTAINTIES WE FACE, SEE THE
REPORTS WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WE DISCLAIM ANY INTENTION OR OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.


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